Exhibit 3.1

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Filed in the office of

Document Number

ROSS MILLER

20070838492-53

Ross Miller

Filing Date and Time

Secretary of State

12/10/2007 2:30 PM

State of Nevada

Entity Number

E0837862007-4

Articles of Incorporation

(PURSUANT TO NRS 78)

1.

Name of

Corporation:

CFO CONSULTANTS, INC.

2.

Resident Agent

Stevenson Management Group, Inc.

Name and Street

9750 Peace Way #2090                        Las Vegas         Nevada   89147

Address:

3.

Shares:

Number of shares

Par value

Number of shares

with par value:

75,000,000

per share

$.001

without par value:

4.

Names & Addresses

Of the Board of

Directors/Trustees:

NORMAN LEBOEUF

829 FRANCIS DRIVE

PALM SPRINGS   CA    92262

5.

Purpose:

The purpose of this Corporation shall be:

ALL LEGAL PURPOSES

6.

Name, Address

And Signature of

Incorporator:

NORMAN LEBOEUF                       X  /s/ Norman Leboeuf

829 Francis Drive              Palm Springs     CA   92262

7.

Certificate of

Acceptance of

Appointment of

Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation

X  /s/  Stevenson Management

12/7/07